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                                                              Exhibit 99.906Cert

                  CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

David G. Booth, Principal Executive Officer, and Michael T. Scardina, Principal Accounting Officer, of Dimensional Emerging Markets Value Fund Inc., a Maryland corporation (the "Registrant"), each certify that:

     1. The Registrant's periodic report on Form N-CSR for the period ended May 31, 2005 (the "Report") fully complies with the requirements of
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By:     /s/ David G. Booth
        ------------------------------------
        David G. Booth
        Principal Executive Officer
        Dimensional Emerging Markets Value Fund Inc.

Date:  August 4, 2005


By:     /s/ Michael T. Scardina
        ------------------------------------
        Michael T. Scardina
        Principal Accounting Officer
        Dimensional Emerging Markets Value Fund Inc.

Date:  August 4, 2005